Exhibit 4
Execution Version

NEXTERA ENERGY PARTNERS, LP, AS ISSUER

NEXTERA ENERGY OPERATING PARTNERS, LP, AS GUARANTOR

0% CONVERTIBLE SENIOR NOTES DUE 2025

INDENTURE

DATED AS OF DECEMBER 3, 2020

THE BANK OF NEW YORK MELLON,

AS TRUSTEE
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(continued)

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(continued)

ARTICLE 13    NO REGULAR INTEREST; SPECIAL INTEREST; DEFAULTED

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(continued)

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INDENTURE, dated as of December 3, 2020, between NextEra Energy Partners, LP, a limited partnership duly organized and existing under the laws of the State of Delaware, as issuer (the “Company,” as more fully set forth in Section 1.01), NextEra Energy Operating Partners, LP, a limited partnership duly organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor,” as more fully set forth in Section 1.01), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 0% Convertible Senior Notes due 2025:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Rules of Construction; Definitions.
For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;
(c)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular ARTICLE, Section or other subdivision;
(d)    unless the context otherwise requires, any reference to an “Article,” a “Section or an “Exhibit” refers to an ARTICLE, a Section or an Exhibit, as the case may be, of this Indenture; and
(e)    unless the context requires otherwise, all references to payments of Special Interest on the Notes refer solely to the Special Interest, if any, payable in accordance with the terms of Section 7.01(b) or Section 7 of the Registration Rights Agreement, as applicable.
“Affiliate” of any specified Person means any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the

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power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Law” has the meaning specified in Section 1.14.
“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case, to the extent applicable to such transfer, transaction or other action as in effect from time to time.
“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate any Notes.
“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of each certification, and delivered to the Trustee.
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
“Capital Stock” means, for any Person, any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificated Note” means a Note that is in registered definitive form.
“Close of Business” means 5:00 p.m., New York City time.
“Code” has the meaning specified in Section 1.14.
“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Units” means the common units representing limited partner interests in the Company.

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“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.
“Company Order” or “Company Request” means a written request or order signed in the name of the Company by any Officer of the Company.
“Conversion Price” means, as of any time, an amount equal to $1,000 divided by the Conversion Rate in effect at the time.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this Indenture is located at 240 Greenwich Street–7E, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Company.
“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.
“Daily Net Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, means:
(a)    if the Company has elected (or is deemed to have elected) a Cash Percentage of 0%, a number of Common Units equal to (i) the difference between the Daily Conversion Value and $25.00, divided by (ii) the Daily VWAP for such Trading Day;
(b)    if the Company has elected a Cash Percentage of 100%, cash in an amount equal to the difference between the Daily Conversion Value and $25.00; or
(c)    in all other cases, (i) a cash amount equal to the product of (x) the difference between the Daily Conversion Value and $25.00 and (y) the Cash Percentage, together with (ii) a number of Common Units equal to the product of (x) (A) the difference between the Daily Conversion Value and $25.00, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.
“Daily Principal Portion” shall have the meaning specified in the definition of “Daily Settlement Amount.”
“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

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(a)    cash equal to the lesser of (i) $25.00 and (ii) the Daily Conversion Value on such Trading Day (such amount of cash, the “Daily Principal Portion”); and
(b)    if the Daily Conversion Value on such Trading Day exceeds $25.00, the Daily Net Settlement Amount.
“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Unit on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means DTC, or any successor thereto.
“Distribution Threshold” means $0.5950 per Common Unit. The Distribution Threshold shall be adjusted in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided, that no adjustment will be made to the Distribution Threshold for any adjustment to the Conversion Rate pursuant to Section 12.05(d).

“DTC” means The Depository Trust Company.
“Ex-Dividend Date” means the first date on which the Common Units trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, as determined by the Relevant Stock Exchange.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fundamental Change” shall be deemed to have occurred any time after the Issue Date when any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than NextEra Energy, Inc. or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting equity of the Company (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a limited partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act), if such acquisition gives such person or group the right to elect half or more of the members of the Company’s or the Company’s general partner’s respective board of directors;

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(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Units (other than changes resulting from a subdivision or combination) pursuant to which the Common Units would be converted into, or exchanged for, stock, other securities or other property or assets; (ii) any unit exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Units will be converted into, or exchanged for, cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries or one or more of the Guarantor’s Wholly Owned Subsidiaries (any such recapitalization, reclassification, change, unit exchange, consolidation, merger, similar event, transaction or series of transactions being referred to for purposes of this clause (b) as an “event”); provided that (A) any such event described in clause (i) or (ii) where the holders of the Company’s Common Equity immediately prior to such event own, directly or indirectly, more than 50% of the Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-à-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such event shall not constitute a Fundamental Change under such clause (i) or (ii), as the case may be, and (B) any such event solely for the purpose of changing the Company’s jurisdiction of formation that results in a reclassification, conversion or exchange of outstanding Common Units solely into common units of the surviving entity shall not constitute a Fundamental Change pursuant to this clause (b);
(c)    the Company’s Unitholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above); or
(d)    the Common Units cease to be listed or admitted for trading on any Permitted Exchange, unless the Common Units have been accepted for listing or admitted for trading on another Permitted Exchange.
Notwithstanding the foregoing, a transaction or series of transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Common Units (excluding cash payments for fractional Common Units and cash payments made pursuant to dissenters’ appraisal rights, if applicable) in connection with such transaction or transactions consists of shares of stock or equity securities traded on a Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant Section 12.06. In addition, a transaction or event that constitutes a Fundamental Change under both clause (a) and (b) above will be deemed to constitute a Fundamental Change solely under clause (b).
“Global Note” means a permanent Global Note that is in the form of Note attached hereto as Exhibit A and that is deposited with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary.
“Global Notes Legend” means a legend in the form set forth in Exhibit A.

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“Guarantee” means the guarantee of the obligations of the Company under this Indenture and the Notes by the Guarantor in accordance with the provisions of this Indenture.
“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.
“Holder” means a Person in whose name a Note is registered in the Register.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms herein.
“Initial Purchaser” means Goldman Sachs & Co. LLC.
“Issue Date” means December 3, 2020.
“Last Reported Sale Price” of Common Units, on any date, means the closing sale price per Common Unit (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Units are traded, without regard to after-hours or extended market trading; provided that if the Common Units are not listed for trading on any U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of Common Units shall equal the average of the last quoted bid prices and the last quoted ask prices for the Common Units in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; provided further that if the Common Units are not so quoted on such date, the “Last Reported Sale Price” will be the mid-point of the last bid prices and the last ask prices for the Common Units on such date from a nationally recognized independent investment banking firm selected by the Company for this purpose.
“Limited Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, dated as of November 12, 2019, as amended from time to time.
“Make-Whole Fundamental Change” means any Fundamental Change (as defined herein, but without regard to the proviso in clause (b) of such definition but, for the avoidance of doubt, subject to the paragraph following clause (d) of such definition).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Units for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Units or in any options contracts or futures contracts relating to the Common Units.

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“Maturity Date” means November 15, 2025.
“Notes” means any of the Company’s 0% Convertible Senior Notes due 2025 issued under this Indenture.
“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary) or any successor person thereto and shall initially be the Trustee.
“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to August 15, 2025, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after August 15, 2025, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.
“Offering Memorandum” means the offering memorandum, dated November 30, 2020, related to the issuance and sale of the Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the President, any Vice President, the Treasurer, the Corporate Secretary, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other duly authorized officer of the Company or the Guarantor, as applicable.
“Officer’s Certificate,” when used with respect to the Company or the Guarantor, means a written certificate (a) containing the information specified in Section 16.01 and Section 16.02, signed in the name of the Company or the Guarantor, respectively, by any Officer thereof, and delivered to the Trustee; or (b) if given pursuant to Section 5.03 or Section 7.01(b), signed by the principal executive, principal financial or principal accounting Officer of the Company, which certificate need not contain the information specified in Section 16.01 and Section 16.02.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion containing the information specified in Section 16.01 and Section 16.02 from legal counsel. The legal counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.
“Partnership Interest” means the general partner interest and any class or series of equity interest in the Company, which shall include any Limited Partner Interests but shall exclude any Derivative Partnership Interests (each as defined in the Limited Partnership Agreement).
“Permitted Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any successor thereto).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

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“Principal Portion” means, in respect of the conversion of any Note, the sum of the Daily Principal Portions for each Trading Day during the Observation Period for such conversion.
“Purchase Agreement” means the purchase agreement, dated November 30, 2020, between the Company and the Initial Purchaser.
“Registration Default” has the meaning specified in the Registration Rights Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement, dated December 3, 2020, among the Company, and the representative of the Initial Purchaser, as amended from time to time in accordance with its terms.
“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Units are not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Units are then listed or, if the Common Units are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Units are then traded.
“Restricted Notes Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.
“Restricted Units Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any Common Units issued upon conversion of the Notes under Rule 144.
“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereof), as it may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor provision thereof), as it may be amended from time to time.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Units are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Special Interest” means all amounts, if any, payable in accordance with the terms of Section 7.01(b) hereof or Section 7 of the Registration Rights Agreement, as applicable.
“Special Interest Record Date,” with respect to any Special Interest Payment Date, means the May 1 or November 1, respectively, immediately preceding such Special Interest Payment Date.

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“Stated Maturity,” when used with respect to any obligation or any installment of principal thereof or Special Interest thereon, means the date on which the principal of such obligation or such installment of principal or Special Interest is stated in such Note to be due and payable (without regard to any provisions for prepayment, acceleration, purchase or extension).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“TIA” means the Trust Indenture Act of 1939, as amended on or before the Issue Date, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
“Trading Day” means, except for determining amounts due upon conversion as set forth below, a day on which (i) trading in the Common Units (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Units (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Units (or such other security) are then listed or, if the Common Units (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Units (or such other security) are then traded, and (ii) a Last Reported Sale Price for the Common Units (or closing sale price for such other security) is available on such securities exchange or market; provided, that if the Common Units (or such other security) are not listed or traded on any securities exchange or other market, “Trading Day” means a Business Day; and provided, further, that for the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Units generally occurs on the Relevant Stock Exchange, except that if the Common Units are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

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“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unitholders” means, with respect to the Company, the record holders of the Company’s Units (as defined in the Limited Partnership Agreement).
“Unit Price” means, with respect to the Common Units, in connection with a Make-Whole Fundamental Change, (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which the holders of Common Units receive only cash, the amount of cash paid per Common Unit in such Make-Whole Fundamental Change, and (b) otherwise, the average of the Last Reported Sales Prices of Common Units over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Fundamental Change Effective Date.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

Section 1.02    Other Definitions.

Term	Defined in Section:
“Act”	1.04
“Additional Units”	12.07(a)
“Agent Members”	2.02(c)(iii)
“Averaging Period”	12.05(e)
“Benefited Party”	15.01
“Cash Merger”	12.07(e)(i)
“Cash Percentage”	12.03(a)(v)
“Company’s Filing Obligations”	7.01(b)
“Conversion Agent”	2.05
“Conversion Date”	12.02(b)
“Conversion Obligation”	12.01
“Conversion Rate”	12.01
“Defaulted Interest”	13.02
“Distributed Property”	12.05(c)(i)
“Event of Default”	7.01(a)
“Expiration Date”	12.05(e)
“Fundamental Change Notice”	3.02
“Fundamental Change Notice Date”	3.02
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.03(a)
“Fundamental Change Purchase Price”	3.01
“Guarantee Obligations”	15.01
“Make-Whole Fundamental Change Effective Date”	12.07(a)
“Maximum Conversion Rate”	12.07(d)
“Notice of Conversion”	12.02(a)
“Paying Agent”	2.05
“Reference Property”	12.06(a)
“Reference Property Unit”	12.06(a)
“Register”	2.05
“Registrar”	2.05

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Term	Defined in Section:
“Restricted Note”	2.07(e)(i)
“Settlement Notice”	12.03(a)(v)
“Special Record Date”	13.02(a)
“Special Interest Payment Date”	13.01
“Spin-Off”	12.05(c)(ii)
“Unit Exchange Event”	12.06(a)
“Valuation Period”	12.05(c)(ii)

Section 1.03    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion are based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Notes issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the

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benefits of this Indenture equally and ratably with all other outstanding Notes, except as aforesaid.
Section 1.04    Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by the agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Company, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.04.
(a)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(b)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and of every debt security replacing that Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.
(c)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

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Section 1.05    Notices, Etc. to Trustee and Company. Subject to Section 8.02(c), any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company or the Guarantor, or the Company or the Guarantor by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:
If to the Trustee, to:
The Bank of New York Mellon
240 Greenwich Street–7E
New York, New York 10286
Attention: Corporate Trust Administration
Telecopy: (212) 815-5915

If to the Company or the Guarantor, to:
NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Treasurer
Telephone: (561) 694-6204
Telecopy: (561) 694-3707

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.
Section 1.06    Notice to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

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Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary, including by electronic mail in accordance with rules and procedures of the Depositary.
Section 1.07    Effect of Headings and Table of Contents. The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.08    Successors and Assigns. All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Guarantor shall bind its successors and assigns, except as otherwise provided in Section 15.05.
Section 1.09    Separability Clause. In case any provision in this Indenture, the Guarantee, or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.10    Benefits of Indenture. Nothing in this Indenture, the Guarantee or the Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.11    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, AND THE TRUSTEE AND EACH HOLDER AND BENEFICIAL OWNER BY ITS ACCEPTANCE OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
Section 1.12    Governing Law. THIS INDENTURE, THE GUARANTEE, AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 1.13    Legal Holidays. In any case where any Special Interest Payment Date, Stated Maturity of any Note, and Fundamental Change Purchase Date or any other date on which Special Interest (if any), principal or premium (if any) is due, shall not be a Business Day at any

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place of payment, then (notwithstanding any other provision of this Indenture, the Guarantee, or the Notes) payment of Special Interest (if any) or principal and premium, if any, need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment, with the same force and effect, and in the same amount, as if made on the Special Interest Payment Date, or at the Stated Maturity, or such other date, as the case may be, and, if such payment is made or duly provided for on such Business Day, no Special Interest or other amount shall accrue on the amount so payable for the period from and after such Special Interest Payment Date, or Stated Maturity, as the case may be, to such Business Day.
Section 1.14    Foreign Account Tax Compliance Act (FATCA). The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.
ARTICLE 2
THE NOTES

Section 2.01    Designation and Amount. The Notes shall be designated as the “0% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $600,000,000, subject to Section 2.15 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Unless the Notes are converted pursuant to ARTICLE 12 or are purchased or subject to purchase under the Fundamental Change Purchase Right provisions of ARTICLE 3, the principal amount of, and all accrued and unpaid Special Interest, if any, on, the Notes shall be payable in full on the Maturity Date.
Section 2.02    Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes may have notations, legends or endorsements required by applicable law, securities exchange rules or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

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(a)    Initial Notes. The Notes initially shall be issued in the form of one Global Note that shall be deposited with the Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.
(b)    Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.
Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid Special Interest, if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the Holders represented by such Global Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
(c)    Book-Entry Provisions.
(i)    This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.
(ii)    Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.02(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or their respective nominees, except as set forth in Section 2.07(a)(i). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(iii)    Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the

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foregoing, nothing herein shall prevent the Company, the trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(iv)    In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.07 to beneficial owners who are required to hold Certificated Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery, one or more Certificated Notes of like tenor and amount.
(v)    In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.07, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon written request of the Company, authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
(vi)    The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(vii)    Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
(d)    Legends. Each Global Note shall bear the Global Notes Legend unless otherwise directed by the Company.
(e)    Form of Notes. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantor, and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
Section 2.03    Payments to Paying Agent or Registrar. The principal of, premium (if any), and Special Interest (if any) on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the continental United States in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and

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private debts; provided, however, that, at the option of the Company, any Special Interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Register or by a wire transfer to an account designated by the Person entitled thereto.
Section 2.04    Execution and Authentication. The Notes shall be executed on behalf of the Company by an Officer of the Company and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Officer of the Company. The signature of such Officer on the Notes may be manual, facsimile, electronic or pdf.
Notes bearing the manual, facsimile or pdf signatures of individuals who were at the time of execution Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
The Trustee shall authenticate (i) Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000, and (ii) any additional Notes issued pursuant to Section 2.15 for original issue after the Issue Date, in each case upon Company Order, which Company Order shall, in the case of any issuance of additional Notes, certify that such issuance is in compliance with Section 2.15. Such Company Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Certificated Notes. The Trustee, in accordance with any such Company Order, shall authenticate and deliver such Notes.
A Note shall not be valid until an authorized signatory of the Trustee shall have signed manually or by facsimile (which may be electronic) the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Notes shall originally be issued only in registered form without coupons and only in minimum denominations of $1,000 of principal amount and integral multiples thereof.
Section 2.05    Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the continental United States an office or agency where Notes may be presented for registration of transfer or exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange and conversion of the Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any such additional paying agents.  The term Conversion Agent includes any such additional conversion agents.

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The Company shall promptly notify the Trustee and the Holders of any change in the name and address of any Registrar, Paying Agent and Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, any presentations, surrenders, notices and demands required to be made by, or at the office of, any such agent may be made or served at the Corporate Trust Office or in accordance with Section 1.05; provided that the Trustee shall be entitled to appropriate compensation therefor pursuant to Section 8.08. The Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.
The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, the Registrar, and as its agent for service of notice and demands in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes.  The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts; provided that the Paying Agent, Conversion Agent and Registrar must be located within the continental United States.
Section 2.06    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall, on its own behalf and on behalf of the Guarantor, furnish to the Trustee, promptly after each Special Interest Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.07    Transfer and Exchange.
(a)    Subject to Section 2.13, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.05, (i) the Company shall execute, and the Trustee (or any authenticating agent) upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.05 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Guarantor, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of the Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental charge required in connection therewith.
At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

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The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note surrendered for conversion or any Note in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be converted or purchased in part by the Company, the portion of such Note not to be so converted or purchased).
(b)    Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
(c)    Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.
(d)    Any Registrar appointed pursuant to Section 2.05 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of the Notes upon transfer or exchange of the Notes.
(e)    Transfer Restrictions.
(i)    Every Note that bears or is required under this Section 2.07(e) to bear the Restricted Notes Legend (a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.07(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.
(ii)    No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.
(f)    Legends on the Common Units. Common Units issued upon conversion of any Notes may be in certificated or book-entry form in the sole discretion of the Company in accordance with the Limited Partnership Agreement. Except as provided elsewhere in this Indenture, any certificate or book-entry notation representing Common Units issued upon conversion of any Notes shall bear the Restricted Units Legend unless (i) such Common Units have been transferred (1) under a registration statement that has become or been declared

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effective under the Securities Act and that continues to be effective at the time of such transfer or (2) in accordance with Rule 144, or (ii) such requirement is waived by the Company.
(g)    Any Common Units evidenced by a physical certificate(s) (i) that have been transferred under a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that have been sold in accordance with Rule 144, may, upon surrender of the certificates representing such Common Units for exchange in accordance with the procedures of the transfer agent for the Common Units, be exchanged for a new certificate or certificates for a like aggregate number of Common Units, which shall not bear the Restricted Units Legend, subject to the provisions of the Limited Partnership Agreement.
Section 2.08    Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note, of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Note and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor, or the Trustee that such Note is held by a Person purporting to be the owner of such Note, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone other than the Holder of such new Note, and any such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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Section 2.09    Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.11, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Purchase Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to ARTICLE 12 and that are required to be cancelled pursuant to Section 2.11 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company or its Subsidiaries, pursuant to Section 2.15 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives). For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to ARTICLE 7 and ARTICLE 11) only outstanding Notes on the relevant record date shall be considered in any such determination. In addition, for the purpose of any such determination, Notes that are owned by the Company, the Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor (unless the Company, the Guarantor, or such Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor owns all of the outstanding Notes) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.09 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 2.10    Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Notes in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, however, that temporary Notes need not recite specific redemption, sinking fund, conversion or exchange provisions.

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Unless otherwise specified as contemplated by Section 2.01 with respect to the Notes, after the preparation of the Certificated Notes, the temporary Notes shall be exchangeable, without charge to the Holder thereof, for Certificated Notes upon surrender of such temporary Notes at the office or agency of the Company maintained pursuant to Section 2.05 for such Notes. Upon such surrender of temporary Notes, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor Certificated Notes of authorized denominations and of like tenor and aggregate principal amount.
Until exchanged in full as hereinabove provided, temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes of like tenor authenticated and delivered hereunder.
Section 2.11    Cancellation. All Notes surrendered for payment, repurchase (including pursuant to Section 3.01 or Section 2.15, other than Notes repurchased pursuant to cash settled swaps or other derivatives that are not physically settled), registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and, if not theretofore canceled, shall be promptly canceled by the Note Registrar. The Company may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Notes so delivered shall be promptly canceled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Note Registrar shall be disposed of in accordance with the customary procedures of the Note Registrar as at the time of disposition shall be in effect, and the Note Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order delivered to the Note Registrar and the Trustee, the Company shall direct that canceled Notes be returned to it. The Note Registrar shall promptly deliver evidence of any cancellation of a Note in accordance with this Section 2.11 to the Trustee and the Company.
Section 2.12    Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, Special Interest, if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.09 and Section 2.13(a)(ii), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Section 2.13    Transfer of the Notes.
(a)    Notwithstanding any other provisions of this Indenture or the Notes, (A) any transfer of a Global Note, in whole or in part, shall be made only in accordance with Section 2.07 and Section 2.13(a)(i); and (B) any exchange of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.07 and Section 2.13(a)(ii). All such transfers and exchanges shall comply with the Applicable Procedures to the extent so required.

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(i)    Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note.  No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.13(a).
(ii)    Restrictions on Exchange of a Beneficial Interest in a Global Note for a Certificated Note.
(A)    A Certificated Note will be issued and delivered:
(1)    to each person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days of such notice; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation; or
(2)    if an Event of Default has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Notes be exchanged for Certificated Notes.
Notwithstanding anything to the contrary in this Indenture or in the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Certificated Note in accordance with this Section 2.13(a)(ii).
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.13(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order, the Trustee shall authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
(B)    Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

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(1)    the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;
(2)    the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner of any Certificated Notes in an equivalent amount to such beneficial interest in such Global Note; and
(C)    the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)    Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.
Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.
(b)    None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(c)    None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a DTC participant or other Person with respect to the accuracy of the records of DTC or its nominee or of any DTC participant, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC participant, beneficial owner or other Person (other than DTC) of any

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notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through DTC subject to the Applicable Procedures, other than the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.13(a)(ii). The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. Subject to the exceptions set forth in the second preceding sentence, the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with DTC, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and Special Interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.  None of the Company, the Guarantor, the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between DTC and any DTC participant or between or among DTC, any such DTC participant and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.
(d)    Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as a Holder of such Global Note.
Section 2.14    CUSIP and ISIN Numbers.
(a)    The Company, in issuing the Notes, shall use restricted CUSIP, ISIN or other similar numbers for such Notes (if then generally in use) until such time as the Restricted Notes Legend is removed therefrom. At such time as the legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where the legend was so removed. The Company and the Trustee may use CUSIP, ISIN or other similar numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP, ISIN or other similar number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such

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numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP, ISIN or other similar numbers.
(b)    Until such time as the Restricted Units Legend is no longer required to be borne by a Common Unit issued upon the conversion of the Notes pursuant to Section 2.07(f) or otherwise, any such Common Unit issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restricted Units Legend is no longer required to be borne by a Common Unit issued upon the conversion of the Notes pursuant to Section 2.07(f) or otherwise, any such Common Unit issued upon conversion of the Notes shall bear an unrestricted CUSIP number.
Section 2.15    Additional Notes; Repurchases. The Company may, without notice to, or the consent of, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes in an unlimited aggregate principal amount with the same terms as the Notes initially issued hereunder (other than differences in the issue price, the issue date, and, if applicable, any Special Interest accrued prior to the issue date of such additional Notes), provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 16.02, as the Trustee shall reasonably request. In addition, upon the reasonable request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover such matters required by Section 16.02. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.
ARTICLE 3
FUNDAMENTAL CHANGE PURCHASE RIGHT

Section 3.01    Fundamental Change Permits Holders to Require Company to Purchase Notes. If a Fundamental Change occurs at any time, a Holder shall have the right, at its option, to require the Company to purchase for cash all or any portion of its Notes equal in minimum principal amount to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) that is specified by the Company in the Fundamental Change Purchase Notice for such Fundamental Change and that is not less than 20 Business Days nor more than 35 Business Days after the relevant Fundamental Change Notice Date, at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid Special Interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Special Interest Record Date for the payment of Special Interest and on or prior to the corresponding Special Interest Payment Date, the Company shall pay on such Special Interest Payment Date the full amount of accrued and unpaid Special Interest, if any, payable on the Notes to be purchased to the Holder of record of such Notes on such Special

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Interest Record Date, and the Fundamental Change Purchase Price shall instead be equal to 100% of the principal amount of such Note.
Section 3.02    Fundamental Change Purchase Right Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder, the Trustee and the Paying Agent. Such Fundamental Change Notice shall state:
(a)    the transaction or event causing the relevant Fundamental Change and whether it is a Make-Whole Fundamental Change;
(b)    the effective date of such Fundamental Change;
(c)    the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this ARTICLE 3;
(d)    the Fundamental Change Purchase Price;
(e)    the Fundamental Change Purchase Date;
(f)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(g)    the Conversion Rate in effect on the Fundamental Change Notice Date and, if the relevant Fundamental Change constitutes a Make-Whole Fundamental Change, any adjustment that will be made to the Conversion Rate for a Holder that converts its Notes in connection with such Make-Whole Fundamental Change pursuant to Section 12.07;
(h)    that the Fundamental Change Purchase Price for any Notes as to which a Fundamental Change Purchase Notice has been duly delivered and not withdrawn will be paid on the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Notes;
(i)    that payment may be collected only if the Notes to be purchased are surrendered to the Paying Agent;
(j)    the procedures the Holder must follow to exercise its right to require the Company to purchase such Holder’s Notes under this ARTICLE 3 and the procedures that a Holder must follow to convert its Note pursuant to ARTICLE 12;
(k)    that any Notes with respect to which a Fundamental Change Purchase Notice has been given may be converted only if such Fundamental Change Purchase Notice is validly withdrawn in accordance with the terms of this Indenture;
(l)    the procedures for withdrawing a Fundamental Change Purchase Notice;

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(m)    that unless the Company defaults in making payment of such Fundamental Change Purchase Price on the Notes surrendered for purchase by the Company, Special Interest, if any, on Notes for which a Fundamental Change Purchase Notice has been validly given and not withdrawn will cease to accrue on and after the Fundamental Change Purchase Date;
(n)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(o)    such other information as the Company reasonably determines is appropriate to include therein.
Section 3.03    Fundamental Change Purchase Notice.
(a)    To exercise its purchase right under Section 3.01 upon the occurrence of a Fundamental Change, a Holder or beneficial owner of a Note, as the case may be, must (i) deliver, by the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with the duly completed Form of Fundamental Change Purchase Notice on the reverse side of any Note that such Holder is tendering for purchase (such notice, a “Fundamental Change Purchase Notice”) to the Paying Agent if the Notes that such Holder is delivering for purchase are Certificated Notes, or (ii) comply with the Applicable Procedures if the Notes (or portions thereof) being delivered for purchase are Global Notes.  The Fundamental Change Purchase Notice must state:
(i)    if the Notes being delivered for purchase are Certificated Notes, the certificate numbers of such Notes;
(ii)    the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that such Notes shall be purchased by the Company pursuant to the terms and conditions specified in this ARTICLE 3 and in the Notes.
(b)    In the case of Certificated Notes, unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Notes.
(c)    After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.  Such notice of withdrawal shall state:

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(i)    the principal amount of any Notes with respect to which the Fundamental Change Purchase Notice is to be withdrawn, which must equal $1,000 or an integral multiple thereof;
(ii)    if the Notes to be withdrawn are Certificated Notes, the certificate numbers of the Notes to be withdrawn; and
(iii)    the principal amount, if any, which must equal $1,000 or an integral multiple thereof, that remains subject to the original Fundamental Change Purchase Notice.
In the case of a Global Note, the beneficial owner of an interest therein who has surrendered such interest for repurchase pursuant to this ARTICLE 3 must comply with Applicable Procedures to withdraw such repurchase request.
Section 3.04    Effect of Fundamental Change Purchase Notice.
(a)    If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above.
(b)    Upon the Paying Agent’s receipt of (x) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (y) the Notes to which such Fundamental Change Purchase Notice pertains, the Holder of Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above, to receive the Fundamental Change Purchase Price with respect to such Notes promptly on the later of (i) the Fundamental Change Purchase Date and (ii) if the Notes are Certificated Notes, the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the date of book-entry transfer.
(c)    If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.05 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Notes for which the Holders thereof have delivered and not validly withdrawn a Fundamental Change Purchase Notice in accordance with Section 3.03(c) above:
(i)    such Notes shall cease to be outstanding and the Special Interest, if any, shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as the case may be); and
(ii)    all other rights of the Holders with respect to the tendered Notes shall terminate (other than the right to receive payment of the Fundamental Change Purchase Price and previously accrued and unpaid Special Interest, if any, upon delivery or transfer of the Notes).

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Section 3.05    Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.05(b)) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 3.03) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.03 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
Section 3.06    Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the purchased portion of the Note surrendered.
Section 3.07    Covenant to Comply with Securities Laws Upon Purchase of the Notes. In connection with any offer to purchase Notes under this ARTICLE 3, the Company shall, if required, (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO (or any successor form thereto) and any other required schedule under the Exchange Act, and (c) otherwise comply with all applicable U.S. federal and state securities laws, in each case so as to permit the rights and obligations under this ARTICLE 3 to be exercised in the time and in the manner specified herein.
Section 3.08    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall, subject to Section 8.08, return any such excess to the Company.

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Section 3.09    Covenant Not to Purchase Notes Upon Certain Events of Default.
(a)    Notwithstanding anything to the contrary in this ARTICLE 3, the Company shall not purchase any Notes under this ARTICLE 3 if there has occurred and is continuing an Event of Default with respect to the Notes, unless the payment by the Company of the Fundamental Change Purchase Price will cure such Event of Default.
(b)    If a Fundamental Change Purchase Notice is delivered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.03(c) above, and, pursuant to this Section 3.09, the Company is not permitted to purchase Notes, the Paying Agent will deem withdrawn such Fundamental Change Purchase Notice.
(c)    If a Holder tenders a Note for purchase pursuant to this ARTICLE 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.
ARTICLE 4
OPTIONAL REDEMPTION

Section 4.01    No Optional Redemption. No sinking fund is provided for the Notes. The Notes will not be redeemable at the Company’s option prior to the Maturity Date, and the Notes will not be subject to defeasance.
ARTICLE 5
COVENANTS

Section 5.01    Payment of the Notes.
(a)    The Company shall promptly make all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture. If the Company is required to pay any amounts of cash to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 11:00 a.m., New York City time, on the required date. Special Interest, if any, on Certificated Notes shall be payable either, at the Company’s option, (i) by check mailed to such Holder at its address as it appears in the Register or (ii) by wire transfer in immediately available funds to such Holder’s account designated to the Paying Agent by such Holder. The Company shall make, or cause the Paying Agent to make, all payments of principal and Special Interest, if any, on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.
(b)    The Company shall make any required Special Interest payments, if any, to the Person in whose name each Note is registered at the Close of Business on the Special Interest Record Date for such Special Interest payment. The principal, accrued and unpaid Special

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Interest, if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.
Section 5.02    SEC and Other Reports.
(a)    The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act, and excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 5.02(a) at the time such documents are filed via the EDGAR system (or any successor thereto).
(b)    Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 5.03    Compliance Certificate. Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2020) of the Company, the Company shall deliver to the Trustee at its Corporate Trust Office in accordance with Section 16.01, a brief certificate (which need not include the statements set forth in Section 16.02) from the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.
Section 5.04    Further Instruments and Acts. Upon the reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 5.05    Provisions as to Paying Agent.
(a)    If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes in trust for the benefit of the Holders;

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(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid Special Interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) or such accrued and unpaid Special Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such due date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) and such accrued and unpaid Special Interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid Special Interest, if any, on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
Any money and Common Units deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid Special Interest, if any, on and the consideration due upon conversion of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price, if applicable), Special Interest, if any, or the consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Common Units, and all liability of the Company as trustee thereof, shall thereupon cease; provided,

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however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, New York City, notice that such money and Common Units remain unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money and Common Units then remaining will be repaid or delivered to the Company.
Section 5.06    Delivery of Certain Information. If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Notes or any Common Units issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any Common Units issuable upon the conversion of the Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such Common Units pursuant to Rule 144A, as such rule may be amended from time to time. The Company will take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or Common Units in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
Section 5.07    Waiver of Certain Covenants. The Company may omit in any particular instance to comply with (a) any covenant or restriction other than any covenant or restriction relating to (i) the payment of principal of or premium, if any, or Special Interest, if any (including the Fundamental Change Purchase Price, if applicable), on any Note or (ii) the payment or delivery of the consideration due upon conversion of any Note, if before the time for such compliance the Holders of a majority in aggregate principal amount of the outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) ARTICLE 6, if before the time for such compliance the Holders of a majority in principal amount of outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or restriction; provided, however, that such waiver of ARTICLE 6 shall in no way affect, change, or limit the Company’s obligations under ARTICLE 3; but, no such waiver pursuant to this Section 5.07 shall extend to or affect such covenant or restriction except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or restriction shall remain in full force and effect.
ARTICLE 6
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01    Company May Consolidate, Merge or Sell Its Assets on Certain Terms. The Company shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, to any Person unless:

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(a)    the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Company and its consolidated Subsidiaries shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume (by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee) the due and punctual payment of the principal of and premium, if any, and Special Interest, if any, on all outstanding Notes and the performance of every covenant of this Indenture on the part of the Company is to be performed or observed;
(b)    immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and
(c)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease or such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions shall have been complied with.
Section 6.02    Guarantor May Consolidate, Merge or Sell Its Assets on Certain Terms. The Guarantor shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of the assets of the Guarantor and its consolidated Subsidiaries, taken as a whole, to any Person unless:
(a)    (i) the entity formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Guarantor and its consolidated Subsidiaries shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Guarantor’s obligations under the Notes and under this Indenture, or (ii) the entity into which the Guarantor is merged, or the entity that acquires or leases the assets of the Guarantor and its consolidated Subsidiaries, is the Company;
(b)    immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and
(c)    the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this ARTICLE 6 and that all conditions precedent herein provided for relating to such transactions shall have been complied with.
Section 6.03    Successor Corporation to be Substituted. Upon any consolidation by the Company or the Guarantor with or merger by the Company or the Guarantor into any other Person or conveyance, or other transfer or lease of assets in accordance with Section 6.01 or Section 6.02, as applicable, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for and may exercise every right and power of, the Company or the Guarantor under this Indenture, as applicable, with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter, except

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in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes outstanding hereunder.
ARTICLE 7
DEFAULTS AND REMEDIES

Section 7.01    Events of Default.
(a)    “Event of Default,” wherever used herein with respect to the Notes means any one of the following events:
(i)    failure to pay Special Interest on any Note within 30 days after the same becomes due and payable;
(ii)    failure to pay the principal of or premium, if any (including the Fundamental Change Purchase Price, if applicable), on any Note when the same becomes due and payable;
(iii)    the failure by the Company to deliver the consideration due upon the conversion of any Notes, and such failure continues for a period of five Business Days;
(iv)    the failure by the Company to give a Fundamental Change Notice in accordance with Section 3.03 or a notice of a Make-Whole Fundamental Change in accordance with Section 12.07, in each case when due, and such failure continues for a period of five Business Days;
(v)    the failure by the Company to comply with its obligations under ARTICLE 6;
(vi)    the failure to perform, or the breach of, any covenant or warranty of the Company in the Notes or this Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in clauses (i) through (v) above) that continues for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes not less than the principal amount of Notes the Holders of which gave such notice, as the case may be, shall agree, at the request of the Company, in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued;
(vii)    the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization

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or other similar law or (2) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company or the Guarantor, respectively, seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;
(viii)    the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company or the Guarantor, as applicable;
(ix)    except as permitted by the Indenture or in accordance with the terms hereof, the Guarantee by the Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall be canceled, terminated, revoked or rescinded by the Guarantor; or
(x)    a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or the Guarantor for money borrowed, the repayment of which the Company or the Guarantor has guaranteed or for which the Company or the Guarantor is directly responsible or liable as obligor or guarantor, in excess of $50,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is thereafter created, which default (1) results in such indebtedness becoming or being declared due and payable or (2) constitutes a failure to pay the principal or interest of any such indebtedness when due and payable, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33% in principal amount of Notes then outstanding has been received.
(b)    Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Company to comply with its obligation to file reports, information

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or documents with the Trustee pursuant to Section 5.02(a) (the “Company’s Filing Obligations”) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such Event of Default first occurs (in addition to any Special Interest that may accrue as a result of a Registration Default under the Registration Rights Agreement). If the Company makes such election to pay Special Interest, such Special Interest shall be payable in arrears on each Special Interest Payment Date following the date on which such Event of Default first occurred in the manner provided in Section 13.01. On the 181st day following the date on which such Event of Default first occurred (if the failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 7.02. The provisions contained in this Section 7.01(b) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest following an Event of Default in accordance with this Section 7.01(b) or the Company elected to make such payment but does not pay the Special Interest when due, the Notes will immediately be subject to acceleration as provided in Section 7.02.
In order to elect to pay the Special Interest as the sole remedy for the first 180 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company must notify, in writing and prior to the beginning of such 180-day period, all Holders, the Paying Agent and the Trustee of such election (which notice shall include a statement as to the date from which the Special Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Indenture, the Notes and the Company). Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Special Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest. If Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
Section 7.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default applicable to the Notes shall have occurred and be continuing, either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Notes may then declare the principal amount of all Notes and Special Interest, if any, accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount and any such Special Interest accrued thereon shall become immediately due and payable.
At any time after such a declaration of acceleration with respect to the Notes shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been

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waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:
(a)    the Company shall have paid or deposited with the Trustee a sum sufficient to pay
(i)    all overdue Special Interest on all the Notes;
(ii)    the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and Special Interest, if any, that is then due thereon;
(iii)    to the extent that payment of such interest is lawful, interest upon overdue Special Interest at the rate or rates prescribed therefor in such Notes;
(iv)    all amounts due to the Trustee under Section 8.08; and
(b)    all Events of Default with respect to the Notes other than the non-payment of the principal of Notes that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 7.13, including the Event or Events of Default that gave rise to such declaration.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
Notwithstanding the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or the Guarantor under the Federal bankruptcy code, then 100% of the principal amount of, and all accrued and unpaid Special Interest, if any, on, all of the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, be and become immediately due and payable, to the fullest extent permitted by applicable law.
Section 7.03    Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default described in clause (i) or (ii) of Section 7.01(a) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and premium, if any, and Special Interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and Special Interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.08.
If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by

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law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated.
If an Event of Default with respect to the Notes shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 7.04    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Notes or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or Special Interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of principal, premium, if any, and Special Interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 8.08) and of the Holders allowed in such judicial proceeding, and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 8.08.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.05    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

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Section 7.06    Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or Special Interest, if any, upon presentation of the Notes in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 8.08;
Second: To the payment of the amounts then due and unpaid upon the Notes for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, if any, respectively; and
Third: To the Company.
Section 7.07    Limitation on Suits. Except as provided in Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder shall have previously given written notice to the Trustee of a continuing Event of Default under the Indenture;
(b)    the Holders of a majority in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and
(e)    no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 7.08    Unconditional Right of Holders to Receive Principal, Premium and Special Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive (a) payment of the principal of and premium, if any, and (subject to ARTICLE 13) Special Interest, if any, on such Note

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(including the Fundamental Change Purchase Price, if applicable) when due (unless earlier converted or purchased), and (b) delivery of the consideration due upon conversion of such Note, and to institute suit for the enforcement of any such payment or delivery, and such rights shall not be impaired without the consent of such Holder.
Section 7.09    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.
Section 7.10    Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 7.11    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 7.12    Control by Holders. If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that
(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and
(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 7.13    Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default hereunder and its consequences, except a default

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(a)    in the payment or delivery of (i) the principal of or premium, if any, or Special Interest, if any (including the Fundamental Change Purchase Price, if applicable) on any Note, or (ii) the consideration due upon conversion of any Note, or
(b)    in respect of a covenant or provision hereof which under Section 11.02 cannot be modified or amended without the consent of the Holder of the outstanding Note affected.
Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 7.14    Undertaking for Costs. The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment or delivery of the principal of or premium, if any, or Special Interest, if any (including the Fundamental Change Purchase Price, if applicable), on, or the consideration due upon conversion of, any Note when or after the same is due.
Section 7.15    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 8
TRUSTEE

Section 8.01    Duties of Trustee.
(a)    If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs.

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(b)    Except during the continuance of an Event of Default known to the Trustee:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties, covenants, responsibilities or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Guarantee, or the Notes; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements set forth in this Indenture, the Guarantee, or the Notes (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this sub-section (c) does not limit the effect of the remainder of this Section 8.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture absent negligence or willful misconduct.
(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(e)    Whether herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this ARTICLE 8, and the provisions of this ARTICLE 8 shall apply to the Trustee, Registrar, Paying Agent, and Conversion Agent.
(f)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless (i) written notice of such Default or Event of Default from the Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, or (ii) a Trust Officer shall have actual knowledge thereof.

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Section 8.02    Rights of Trustee. Subject to the provisions of Section 8.01:
(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    as between the parties hereto, the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. In the absence of gross negligence or willful misconduct, the Trustee’s understanding of any such instructions or directions as may be given by the Company pursuant to this paragraph shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding that such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction received by the Trustee after it has acted in compliance with the prior unsecured e-mail, facsimile transmission, or direction or instruction provided by other similar unsecured electronic methods. The Company providing electronic instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions or directions, and the risk of interception and misuse of such electronic instructions or direction by third parties;
(c)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(d)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(e)    the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Guarantee, or the Notes, at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(g)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

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request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;
(h)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(i)    except as otherwise provided in Section 8.01, the Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of the Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee at the Corporate Trust Office by the Company, any other obligor on such Notes or by any Holder of such Notes;
(j)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(k)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;
(l)    in no event shall the Trustee be responsible or liable for consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of proceeding brought against the Trustee; and
(m)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to (i) resume performance as soon as practicable under the circumstances; and (ii) maintain its computer (hardware and software) services in good working order.
Section 8.03    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee, the Guarantor, nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantee, or the Notes. Neither the Trustee, the

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Guarantor, nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.
Section 8.04    May Hold Notes. Each of the Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 8.12, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
Section 8.05    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.
Section 8.06    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture, the Guarantee, or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.
Section 8.07    Notice of Defaults. If a Default or Event of Default occurs and is continuing and is known to a Trust Officer, the Trustee shall deliver to each Holder notice of such Default or Event of Default within 90 days after it occurs, or if later, promptly after the Trustee obtains knowledge of such Default; provided that except in the case of a Default described in Section 7.01(a)(i), Section 7.01(a)(ii) or Section 7.01(a)(iii), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders; and provided, however, that in the case of any default of the character specified in Section 7.01(a)(vi), no such notice to Holders shall be given until at least 45 days after the occurrence thereof.
Section 8.08    Compensation and Reimbursement. The Company shall:
(a)    pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to the Trustee’s negligence, willful misconduct or bad faith; and

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(c)    indemnify the Trustee and hold it harmless from and against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.
As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the rights of the Holders upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 9.02 (except as otherwise provided in Section 9.02). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(a)(vii) or Section 7.01(a)(viii), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
The provisions of this Section 8.08 shall survive the termination of this Indenture.
Section 8.09    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.10.
(b)    The Trustee may resign at any time with respect to the Notes by giving thirty (30) days’ written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Company.
(d)    If at any time:
(i)    the Trustee shall fail to comply with Section 8.12 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
(ii)    the Trustee shall cease to be eligible under Section 8.12 and shall fail to resign after written request therefor by the Company or by any such Holder, or

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(iii)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 7.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall promptly appoint a successor Trustee (it being understood that any such successor Trustee may be appointed and that at any time there shall be only one Trustee with respect to the Notes and shall comply with the applicable requirements of Section 8.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.10, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.10, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the outstanding Notes pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 8.10, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 8.10, all as of such date, and all other provisions of this Section and Section 8.10 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).
(g)    The Company (or, should the Company fail so to act promptly, the successor trustee at the expense of the Company) shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in

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the Note Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.
Section 8.10    Acceptance of Appointment by Successor.
(a)    In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)    In case of the appointment hereunder of a successor Trustee with respect to less than all of the Notes, the Company, the retiring Trustee and each successor Trustee with respect to the Notes to which the successor Trustee relates shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes with respect to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.
(c)    Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section.
(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

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Section 8.11    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 8.12    Co-trustees and Separate Trustees. At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Notes then outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.
Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:
(a)    the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of Notes, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;
(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

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(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section; and
(d)    no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.
Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
Section 8.13    Eligibility; Disqualification. The Trustee must be a Person who is eligible to act as an indenture trustee under the TIA and must have a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.
Section 8.14    Appointment of Authenticating Agent.
The Trustee may appoint an Authenticating Agent with respect to the Notes, which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or pursuant to Section 2.08, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

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Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
The provisions of Section 2.12, Section 8.03 and Section 8.04 shall be applicable to each Authenticating Agent.
ARTICLE 9
DISCHARGE OF INDENTURE

Section 9.01    Discharge of Liability on Notes. When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.08) for cancellation or (b) all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Purchase Date, upon conversion or otherwise, and the Company or the Guarantor irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (and/or, if applicable, Common Units and cash in lieu of any fractional Common Units, solely to satisfy outstanding conversions) sufficient to pay, or, if applicable, satisfy the Company’s Conversion Obligation with respect to, all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.08), and, in either case, the Company or the Guarantor pays all other sums payable hereunder by the Company with respect to the Indenture and the outstanding Notes, then this Indenture shall, subject to Section 8.08, cease to be of further effect with respect to the Notes or any Holders. At the cost and expense of the Company, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel.
Section 9.02    Application of Trust Money. The money deposited pursuant to Section 9.01 shall not be withdrawn or used for any purpose other than the payment of the principal of

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and premium, if any, and Special Interest, if any, on the Notes, subject, however, to the provisions of this Section 9.02; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with Section 9.01 on the Stated Maturity of all such Notes in excess of the amount required to pay the principal of and Special Interest, if any, then due on such Notes shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 8.08; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.
ARTICLE 10
IMMUNITY OF INCORPORATORS, UNITHOLDERS, STOCKHOLDERS, MEMBERS, PARTNERS, OFFICERS, MANAGERS, EMPLOYEES AND DIRECTORS

Section 10.01    No Individual Liability. No recourse shall be had for the payment of the principal of or Special Interest, if any, on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, unitholder, stockholder, member, partner, officer, manager, employee or director, as such, past, present or future of the Company, or the Guarantor or of any predecessor or successor company (either directly or through the Company, or the Guarantor or a predecessor or successor company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Notes are solely corporate, partnership or limited liability company obligations, and that, no personal liability whatsoever shall attach to, or be incurred by, any incorporator, unitholder, stockholder, member, partner, officer, manager, employee or director, past, present or future, of the Company or of any predecessor or successor company, either directly or indirectly through the Company or any predecessor or successor company, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture, the Guarantee and the issuance of the Notes.
ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01    Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)    to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, respectively, herein and in the Notes, all as provided in ARTICLE 6; or

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(b)    to add one or more covenants of the Company or other provisions for the benefit of all Holders or to surrender any right or power herein conferred upon the Company; or
(c)    to add any additional Events of Default; or
(d)    to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall materially adversely affect the interests of the Holders, such change, elimination or addition shall become effective only pursuant to the provisions of Section 11.02 hereof; or
(e)    to provide collateral security for all but not part of the Notes; or
(f)    to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.10; or
(g)    to change any place or places where (i) the principal of and premium, if any, and Special Interest, if any, on the Notes shall be payable, (ii) the Notes may be surrendered for registration of transfer, (iii) the Notes may be surrendered for exchange and (iv) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; or
(h)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such changes or additions shall not materially adversely affect the interests of the Holders; or
(i)    to change or eliminate any provision of this Indenture or to add any new provision to this Indenture in order to conform the terms of the Indenture, the Guarantee or the Notes to the “Description of Notes” section of the Offering Memorandum; or
(j)    upon the occurrence of a Unit Exchange Event, solely (i) provide that the Notes are convertible into Reference Property, subject to Section 12.06, and (ii) effect the related changes to the terms of the Notes required by Section 12.06, in each case, in accordance with Section 12.06.
Any amendment or supplement to this Indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.
Section 11.02    Supplemental Indentures With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding under this Indenture, voting as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee may enter

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into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder of an outstanding Note affected:
(a)    change the Stated Maturity of the principal of, or any installment of principal of or Special Interest on, any Note, or reduce the principal amount thereof or the rate of Special Interest, if any, thereon (or the amount of any installment of Special Interest thereon) or change the method of calculating such rate, or change the coin or currency (or other property), in which any Note or any premium or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Note or when any other payment is due (including upon a Fundamental Change Purchase Date, if applicable); or
(b)    reduce the percentage in principal amount of the outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 14.04 for quorum or voting; or
(c)    make any change that impairs or adversely affects the conversion rights of any Notes under ARTICLE 12 hereof or reduces the consideration due upon conversion; or
(d)    reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner materially adverse to the Holders the Company’s obligation to make such payments; or
(e)    change the ranking of the Notes; or
(f)    modify or amend the terms and conditions of the obligations of the Guarantor as guarantor of the Notes in a manner that is materially adverse to the rights of the Holders; or
(g)    modify any of the provisions of this Section, Section 5.07 or Section 7.13 with respect to the Notes, except to increase the percentages in principal amount referred to in this Section or such other Sections; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 8.10(b) and Section 8.12.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder’s right to consent under this Section shall be deemed to be a consent of such Holder.
Section 11.03    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the

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modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.
Section 11.04    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.
Section 11.05    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for any outstanding Notes.
ARTICLE 12
CONVERSIONS

Section 12.01    Conversion Privilege and Consideration. Subject to the limitations of Section 3.02 and Section 9.01 and the settlement provisions of Section 12.03(a), a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 13.1296 Common Units (subject to adjustment as provided in this ARTICLE 12, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 12.03, the “Conversion Obligation”).
Section 12.02    Conversion Procedure.
(a)    To convert a Note or portion thereof, a Holder or beneficial owner, as the case may be, must (i) in the case of a Global Note, (a) comply with the procedures of the Depositary then in effect for converting a beneficial interest in a Global Note and (b) if applicable, pay all funds required under Section 12.02(g) and Section 12.02(h) below, and (ii) in the case of a Certificated Note, (a) complete and manually sign the Form of Notice of Conversion attached to such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, with the appropriate signature guarantees, (b) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents, (d) if applicable, pay all funds required under Section 12.02(h) below, and (e) if applicable, pay all funds required under (g) below.

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(b)    A Note shall be deemed to have been converted at the Close of Business on the first Business Day (the “Conversion Date”) on which (i) the Holder thereof satisfies all of the requirements set forth in Section 12.02(a) with respect to such Note and (ii) the conversion of such Note is not otherwise prohibited by Section 3.04(a) hereof.
(c)    If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day.  Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.
(d)    If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note, except that (i) such Holder shall have the right hereunder to receive the consideration due upon conversion and (ii) if the relevant Conversion Date occurred between a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, the Holder of record of such Note on the Special Interest Record Date shall have the right to receive the related Special Interest payment on such Special Interest Payment Date, if any.
(e)    If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall upon receipt of a Company Order authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Exchanges of Notes” of such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.
(f)    If any Common Units are to be delivered upon conversion, a converting Holder (or its designee) shall be treated as the holder of record of such Common Units as of the last Trading Day of the relevant Observation Period.
(g)    Notwithstanding Section 12.03(c), if a Holder converts its Note after the Close of Business on a Special Interest Record Date but prior to the Open of Business on the Special Interest Payment Date corresponding to such Special Interest Record Date, the Holder of such Note at the Close of Business on such Special Interest Record Date shall receive, on such Special Interest Payment Date, the Special Interest payment payable on such Note on such Special Interest Payment Date, if any, but the Notes surrendered for conversion during such period must be accompanied by funds equal to the amount of Special Interest payable on such Note on the corresponding Special Interest Payment Date; provided, however, that no such payment need be made: (i) if such Note is surrendered for conversion after the Close of Business on November 1, 2025, if Special Interest is payable on the Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date and such Note

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is surrendered for conversion after such Special Interest Record Date and on or prior to such corresponding Special Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. As a result of the foregoing, the Company shall pay Special Interest, if any, on the Maturity Date on all Notes converted after the Close of Business on November 1, 2025 (if and to the extent Special Interest is payable on the Maturity Date), and converting Holders shall not be required to pay to the Company equivalent Special Interest amounts.  Therefore, for the avoidance of doubt, all record Holders on the Special Interest Record Date, if any, immediately preceding the Maturity Date and any Fundamental Change Purchase Date as described in clauses (i) and (ii) above, respectively, will receive the full Special Interest payment, if any, due on the Maturity Date or other applicable Special Interest Payment Date (if and to the extent Special Interest is payable on the Maturity Date or on the applicable Special Interest Payment Date, as the case may be) regardless of whether their Notes have been converted following such Special Interest Record Date.
(h)    If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Units upon such conversion; provided that if such tax is due because such converting Holder requested that such Common Units be issued in a name other than such Holder’s name, such Holder shall pay such tax.
Section 12.03    Settlement Upon Conversion.
(a)    Subject to and except as provided in this Section 12.03, Section 12.06(a) or Section 12.07(e), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying to the converting Holder in cash the Principal Portion of the Note being converted and paying or delivering, as the case may be, cash, Common Units or a combination of cash and Common Units, at the Company’s election, to the converting Holder in respect of the remainder, if any, of the Conversion Obligation in excess of each $1,000 principal amount of Notes being converted. Pursuant to the foregoing sentence, the Company shall pay (and deliver, if applicable) to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Observation Period.
(i)    The Company shall not issue any fractional Common Units upon conversion of the Notes and shall instead pay cash in lieu of any fractional Common Units issuable upon conversion based on the Daily VWAP on the last Trading Day of the relevant Observation Period.
(ii)    Except as set forth in Section 12.06 and Section 12.07, the Company shall pay (and deliver, if applicable) the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the last Trading Day of the relevant Observation Period.
(iii)    All conversions for which the relevant Conversion Date occurs on or after August 15, 2025 shall be settled using the same Cash Percentage.

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(iv)    Except for any conversions for which the relevant Conversion Date occurs on or after August 15, 2025, the Company shall use the same Cash Percentage for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Cash Percentage with respect to conversions with different Conversion Dates.
(v)    If, in respect of any Conversion Date (or the period described in the fourth immediately succeeding set of parentheses, as the case may be), the Company elects a Cash Percentage, the Company shall deliver a written notice (the “Settlement Notice”) of the Cash Percentage so elected in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after August 15, 2025, no later than the Close of Business on the Business Day immediately preceding August 15, 2025), and the Company shall indicate in such notice the percentage (the “Cash Percentage”) of the excess, if any, of the Daily Conversion Value over the Daily Principal Portion of the Notes being converted that will be paid in cash, if any. If the Company does not timely elect a Cash Percentage prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected a Cash Percentage of 0%, and the Company shall settle such excess with delivery of Common Units.
(b)    If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered by such Holder.
(c)    If a Holder converts a Note, except as set forth in Section 12.02(g), (i) such Holder shall not receive any separate cash payment (in addition to the Conversion Obligation) for accrued and unpaid Special Interest, if any, on such Note and (ii) the Company’s payment and delivery, as the case may be, to such converting Holder of the Conversion Obligation shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (A) the principal amount of such converted Note and (B) accrued and unpaid Special Interest, if any, to, but excluding, the relevant Conversion Date. As a result, subject to Section 12.02(g), accrued and unpaid Special Interest, if any, on a converted Note to but, excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.
Section 12.04    Covenants Relating to Underlying Common Units.
(a)    The Company covenants that (i) any Common Units delivered upon conversion of the Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim or from any taxes or charges with respect to the issue thereof, and (ii) the holders of such Common Units will have no obligation to make any further payments for the purchase of such Common Units or contributions to the Company solely by reason of their ownership of such Common Units.

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(b)    In addition, the Company will cause any such Common Units to be listed on any stock exchange on which the Common Units are then listed (if any) and will comply with any securities exchange rules applicable to the Notes and/or the Common Units issuable upon conversion of the Notes.
Section 12.05    Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described in this Section 12.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Notes, and at the same time as the holders of Common Units participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of Common Units equal to the Conversion Rate, without having to convert its Notes.
(a)    Dividends, Distributions, Splits and Combinations. If the Ex-Dividend Date occurs for any issuance by the Company of solely Common Units as a dividend or distribution on all or substantially all of the Common Units, or if the Company effects a Common Unit split or a combination of Common Units, the Conversion Rate shall be adjusted based on the following formula:

where:
CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such Common Unit split or combination, as the case may be;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as the case may be;

OS0 =                 the number of Common Units outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as the case may be; and

OS1 =                 the number of Common Units outstanding immediately after giving effect to such dividend, distribution, common unit split or combination, as the case may be.

Any adjustment made under this Section 12.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such Common Unit split or combination, as the case may be.  If any dividend or distribution of the type described in this Section 12.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced. The “effective date,” with respect to a Common Unit split or combination, means the first date on which the Common Units trade in the applicable exchange or in the applicable market, regular way, reflecting the relevant Common Unit split or combination, as applicable.

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(b)    Adjustment for Rights Issue. If the Ex-Dividend Date occurs for any issuance by the Company to all or substantially all holders of Common Units of any rights, options or warrants entitling the holders of such rights, options or warrants for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase Common Units, at a price per Common Unit less than the average of the Last Reported Sale Prices of Common Units for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
where:
CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =               the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;

OS0 =                 the number of Common Units outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X               =                 the total number of Common Units issuable pursuant to such rights, options or warrants; and

Y               =                 the number of Common Units equal to (i) the aggregate price payable to exercise such rights, options or warrants divided by (ii) the average of the Last Reported Sale Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any adjustment made under this Section 12.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that Common Units are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Units actually delivered. If no such rights, options or warrants are so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 12.05(b) not occurred.
For purposes of this Section 12.05(b), in determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at a price per Common Unit less than the average of the Last Reported Sale Prices of Common Units for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Units, there shall be taken into

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account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    Other Distributions.
(i)    If the Ex-Dividend Date occurs for a distribution by the Company of its Partnership Interests, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Partnership Interests or other securities to all or substantially all holders of Common Units, excluding (A) dividends or distributions (including Common Unit splits) described in (a); (B) dividends or distributions of rights, options or warrants described in Section 12.05(b); (C) dividends or distributions paid exclusively in cash described in Section 12.05(d); and (D) Spin-Offs described in Section 12.05(c)(ii) (any of such Partnership Interests, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Partnership Interests or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:
where:
CR0  =             the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1  =             the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0  =                the average of the Last Reported Sale Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=             the fair market value, as determined by the Board of Directors, of the Distributed Property distributed with respect to each outstanding Common Unit as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “SP0” (as defined above) minus “FMV” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Units, the amount and kind of Distributed Property that such Holder would have received as if such Holder had owned a number of Common Units equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.
Any adjustment made under this Section 12.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the

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Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights, options or warrants are not exercised, as applicable.
(ii)    With respect to an adjustment pursuant to this Section 12.05(c), if the relevant dividend or other distribution consists of Partnership Interests of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that is listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national or regional securities exchange or a reasonably comparable (as determined by the Board of Directors) non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where:
CR0 =               the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =               the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =     the average of the Last Reported Sale Prices of the Partnership Interests or similar equity interest distributed with respect to one of our Common Units (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Units were to such Partnership Interests or similar equity interest) over the first ten consecutive Trading Day period immediately following, but excluding, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =    the average of the Last Reported Sale Prices of Common Units over the Valuation Period.

Any adjustment made pursuant to this Section 12.05(c)(ii) shall become effective at the Close of Business on the last Trading Day of the Valuation Period; provided, that in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.
(d)    Adjustment for Cash Distributions. If the Ex-Dividend Date occurs for any cash dividend or distribution by the Company to all or substantially all holders of the outstanding Common Units (other than a regular quarterly cash distribution that does not exceed the Distribution Threshold), the Conversion Rate shall be adjusted based on the following formula:
where:

CR0 =               the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

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CR1 =               the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0  =                the Last Reported Sale Price of Common Units on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T                =                 the Distribution Threshold; provided, that if the dividend or distribution is not a regular quarterly cash distribution, then the Distribution Threshold will be deemed to be zero; and

C               =                 the amount in cash per Common Unit that the Company pays or distributes to holders of Common Units.

If “SP0” (as defined above) minus “C” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Units, the amount of cash such Holder would have received if such Holder had owned a number of Common Units equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution.
Any adjustment made under this Section 12.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.
(e)    Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment to holders of Common Units in respect of a tender offer or exchange offer for the Common Units (other than (x) distributions paid exclusively in cash for which an adjustment is made pursuant to Section 12.05(d), or (y) an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Common Unit exceeds the average of the Last Reported Sale Prices of the Common Units over the ten consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:
where:

CR0 =               the Conversion Rate in effect immediately prior to the Close of Business on the last day of the Averaging Period;

CR1 =               the Conversion Rate in effect immediately after the Close of Business on the last day of the Averaging Period;

AC =                    the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Units purchased in such tender or exchange offer;

OS0 =                 the number of Common Units outstanding immediately prior to the expiration time of such tender or exchange offer (prior to giving effect to the purchase of all Common Units accepted for purchase or exchange in such tender offer or exchange offer);

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OS1 =                 the number of Common Units outstanding immediately after the expiration time of such tender or exchange offer (after giving effect to the purchase of all Common Units accepted for purchase or exchange in such tender or exchange offer); and

SP1  =                the average of the Last Reported Sale Prices of Common Units over the Averaging Period.

The adjustment to the Conversion Rate under this Section 12.05(e) will be given effect at the Close of Business on the last day of the Averaging Period; provided that in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Averaging Period, references to “ten” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.
If the Company is obligated to purchase Common Units pursuant to any such tender or exchange offer described in this Section 12.05(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.
(f)    [Reserved].
(g)    Other Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAP, the Daily Conversion Values or the Daily Net Settlement Amount over a span of multiple days (including without limitation an Observation Period and if applicable, the period for determining the Unit Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments in good faith and in a commercially reasonable manner to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Value or the Daily Net Settlement Amounts are to be calculated.
(h)    Unitholder Rights Plans. To the extent that the Company has a Unitholder rights plan in effect at the time a Holder converts any Notes, the Holder will receive on the applicable conversion settlement date, in addition to any Common Units the Company delivers in connection with such conversion, the rights under the Unitholder rights plan. However, if the rights have separated from the Common Units in accordance with the provisions of the applicable Unitholder rights plan prior to such Conversion Date, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all of the holders of Common Units, the Company’s Partnership Interests, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 12.05(c); provided that such

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adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 12.05(c).
(i)    No Adjustments. Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of Common Units or any securities convertible into or exchangeable for Common Units or the right to purchase Common Units or such convertible or exchangeable securities. In addition, notwithstanding the foregoing, the Conversion Rate will not be adjusted (i) upon the issuance of any Common Units pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on the Company’s securities and the investment of additional optional amounts in Common Units under any plan; (ii) upon the issuance of any Common Units or options or rights to purchase those units pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of any Common Units pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and (A) outstanding as of the date the Notes were first issued, or (B) that the Company has agreed to issue on or prior to the date the Notes were first issued; (iv) upon the repurchase of any Common Units pursuant to an open-market unit repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (e) of Section 12.05; or (v) for accrued and unpaid Special Interest, if any.
Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) upon the occurrence of the effective date for any Make-Whole Fundamental Change, (ii) prior to the Close of Business on the Conversion Date, and (iii) prior to the Close of Business on any other date on which the Conversion Rate is referred to for purposes of determining the consideration deliverable upon settlement of a Note. In addition, the Company shall not account for such deferrals when determining what number of Common Units a Holder would have held on a given day had it converted its Notes.
(j)    Voluntary Increases. In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 12.05, and to the extent permitted by applicable law and any applicable securities exchange rules, from time to time, the Company may (but is not required to) increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days (i) if the Board of Directors determines that such increase would be in the best interest of the Company or (ii) to avoid or diminish income tax to holders of Common Units or rights to purchase Common Units in connection with a dividend or distribution of units (or rights to acquire units) or a similar event. The Company will give the Trustee and the Holders at least 15 days’ notice of any such increase.
(k)    No Adjustments Resulting in Decrease. If the application of the foregoing formulas in clauses (a), (b), (c), (d) and (e) of this Section 12.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a Common Unit combination pursuant to clause (a) of this Section 12.05 or the reversal of

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an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this Indenture).
(l)    Notice of Certain Potential Events. In connection with any event that will require an adjustment to the Conversion Rate pursuant to this Section 12.05 or any event or transaction described in Section 7.01 (unless prior notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall, promptly following the first public announcement of such event or transaction, mail to the Holders a notice of such transaction or event describing the event, the anticipated occurrence or effective date, as the case may be, the methodology for determining the relevant adjustment (if applicable) to the Conversion Rate or other terms of the Notes and such other information as the Company reasonably determines is appropriate to include.
(m)    Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Company will deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based upon which such Officer’s Certificate the Trustee may conclusively rely. Unless and until a Trust Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Neither the Trustee nor Conversion Agent shall be responsible for, and shall not make any representation as to the validity or value of, any Common Units, securities or assets issued upon settlement of the Notes or as to the accuracy of any calculation made hereunder. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register.
Failure to deliver such notice shall not affect the legality or validity of any such adjustment. In addition, the Company will issue a press release containing the relevant information or make such information available on the Company’s website.
Section 12.06    Effect of Reclassification, Consolidation, Merger or Sale.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of Common Units (other than changes resulting from a subdivision or combination);
(ii)    any consolidation, merger, combination or similar transaction involving the Company;
(iii)    any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries; or
(iv)    any statutory unit exchange,

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in each case, as a result of which the Common Units would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Unit Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one Common Unit immediately prior to such Unit Exchange Event would have been entitled to receive upon the occurrence of such Unit Exchange Event, a “Reference Property Unit”), then the Company or the successor or purchasing company, as the case may be, shall execute a supplemental indenture in form satisfactory to the Trustee providing that, at and after the effective time of such Unit Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the number of Reference Property Units that a holder of a number of the Common Units equal to the Conversion Rate immediately prior to such Unit Exchange Event would have owned or been entitled to receive upon such Unit Exchange Event. However, at and after the effective time of the Unit Exchange Event, (i) the amount otherwise payable in cash upon conversion of the Notes in accordance with Section 12.03 shall continue to be payable in cash; (ii) the Company shall continue to have the right to elect to determine the Cash Percentage and form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of its Conversion Obligation in excess of the principal amount of the Notes being converted in accordance with Section 12.03; (iii) the number of Common Units, if any, otherwise deliverable by the Company upon conversion of the Notes in accordance with Section 12.03 above shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Units would have received in such Unit Exchange Event; and (iv) the Daily VWAP and Last Reported Sale Price shall be calculated based on the value of a Reference Property Unit.
If the Unit Exchange Event causes the Common Units to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of unitholder election), then (i) the Reference Property shall be deemed to be the weighted average, per Common Unit, of the types and amounts of consideration received by the holders of Common Units that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Common Unit. The Company shall notify Holders, the Trustee and the Conversion Agent (if other that the Trustee) of such weighted average as soon as practicable after such determination is made. In connection with any adjustment to the Conversion Rate described above, the Company will also adjust the Distribution Threshold based on the number of shares of stock (or equity securities) comprising the Reference Property and (if applicable) the value of any non-equity consideration comprising the Reference Property. If the Reference Property is composed solely of non-equity consideration, the Distribution Threshold will be zero. Notwithstanding anything to the contrary herein, if the holders of Common Units receive only cash in a Unit Exchange Event, then for all conversions that occur after the effective date of such Unit Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased as described in Section 12.07), multiplied by the price paid per Common Unit in such Unit Exchange Event and (ii) the Company will satisfy its conversion obligation by paying the cash due upon such conversions to converting Holders no later than the third Business Day immediately following

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the Conversion Date. For these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
Such supplemental indenture described in the second immediately preceding paragraph shall provide, to the extent the Reference Property is comprised, in whole or in part, of Common Equity, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this ARTICLE 12. If the Reference Property in respect of any Unit Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Company or, in the case of a transaction described in ARTICLE 6, the successor to the Company, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to ARTICLE 3, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
(b)    If the Company executes a supplemental indenture pursuant to this Section 12.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Unit Exchange Event, the composition of a Reference Property Unit for such Unit Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Unit Exchange Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture. The Company shall also issue a press release containing such information and shall make such press release available on its website.
(c)    The Company shall not become a party to any Unit Exchange Event unless its terms are consistent with this Section 12.06. None of the foregoing provisions shall affect the right of a Holder to convert its Notes as set forth in Section 12.02 and Section 12.01 prior to the effective date of such Unit Exchange Event.
(d)    The provisions of this Section 12.06 shall apply successively to successive Unit Exchange Events.
Section 12.07    Adjustment to Conversion Rate Upon Certain Transactions.
(a)    If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 12.07, increase the Conversion Rate for such Notes by the number of additional Common Units (the “Additional Units”) determined under this Section 12.07. For the purposes of this Section 12.07, a conversion of Notes shall be deemed to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of such Notes is received by the Conversion Agent from, and including, the date on which such Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso

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in clause (b) of the definition thereof, the 35th Trading Day immediately following the Make-Whole Fundamental Change Effective Date).
The Company shall notify the Holders of the Make-Whole Fundamental Change Effective Date and issue a press release announcing the Make-Whole Fundamental Change Effective Date no later than five Business Days after such effective date.
(b)    The number of Additional Common Units by which the Conversion Rate shall be increased for any Notes converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the Unit Price paid (or deemed paid) per Common Unit in the Fundamental Change.
(c)    The Unit Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 12.05. The adjusted Unit Prices shall equal the Unit Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Unit Price adjustment and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The number of Additional Common Units set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 12.05.
(d)    The following table sets forth the Unit Prices and Make-Whole Fundamental Change Effective Dates and the number of Additional Common Units, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Unit Price:

	Unit Price
Make-Whole Fundamental Change Effective Date	$63.47	$70.00	$76.16	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00
December 3, 2020	2.6258	1.8533	1.3065	1.0356	0.7486	0.5232	0.3489	0.2172	0.1211	0.0555	0.0162	0.0005	0.0000
November 15, 2021	2.6258	1.8533	1.3065	1.0356	0.7486	0.5232	0.3489	0.2172	0.1211	0.0555	0.0162	0.0005	0.0000
November 15, 2022	2.6258	1.8533	1.3065	1.0356	0.7486	0.5214	0.3399	0.2061	0.1115	0.0492	0.0136	0.0001	0.0000
November 15, 2023	2.6258	1.8533	1.2749	0.9704	0.6598	0.4284	0.2604	0.1428	0.0655	0.0205	0.0015	0.0000	0.0000
November 15, 2024	2.6258	1.6770	1.0116	0.7134	0.4295	0.2374	0.1144	0.0421	0.0072	0.0000	0.0000	0.0000	0.0000
November 15, 2025	2.6258	0.8890	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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In the event that the exact Unit Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:
(i)    if the Unit Price is between two Unit Prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the number of Additional Common Units shall be determined by a straight-line interpolation between the number of Additional Common Units set forth for the higher and lower Unit Prices and the earlier and later Make-Whole Fundamental Change Effective Dates based on a 365- or 366-day year, as applicable;
(ii)    if the Unit Price is greater than $125.00 per Common Unit (subject to adjustment in the same manner and at the same time as the Unit Prices in the column headings of the table above), no Additional Common Units shall be added to the Conversion Rate; and
(iii)    if the Unit Price is less than $63.47 per Common Unit (subject to adjustment in the same manner and at the same time as the Unit Prices in the column headings of the table above), no Additional Common Units shall be added to the Conversion Rate.
Notwithstanding anything to the contrary in this Section 12.07, in no event will the Conversion Rate be increased as a result of this Section 12.07 to exceed 15.7554 Common Units per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 12.05 (the “Maximum Conversion Rate”).
(e)    With respect to any Make-Whole Fundamental Change:
(i)    that is described in clause (b) of the definition of Fundamental Change and in which the holders of Common Units receive only cash in consideration for their Common Units (a “Cash Merger”), notwithstanding anything to the contrary in Section 12.03, the Unit Price shall be the cash amount paid per Common Unit, and the Company shall satisfy its Conversion Obligation with respect to any Notes converted in connection with such Make-Whole Fundamental Change by delivering to the converting Holder, on the third Business Day immediately following the Conversion Date for such Notes, an amount of cash, for each $1,000 principal amount of Notes converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Common Units pursuant to this Section 12.07) and (B) the “Unit Price” with respect to such Cash Merger; or
(ii)    that is not a Cash Merger, (A)  the Unit Price with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale Prices of Common Units over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Notes converted in connection with such Make-Whole

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Fundamental Change in accordance with Section 12.03, based on the Conversion Rate as increased by any Additional Common Units pursuant to this Section 12.07.
Section 12.08    Trustee’s Disclaimer. None of the Trustee, Registrar, Paying Agent, or Conversion Agent shall have any duty to determine when an adjustment under this ARTICLE 12 should be made, how it should be made or what it should be. None of the Trustee, Registrar, Paying Agent, or Conversion Agent shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change, or a Unit Exchange Event shall have occurred. None of the Trustee, the Registrar, the Paying Agent or Conversion Agent shall have any liability for, shall be accountable for, or shall have been deemed to make any representation as to the validity or value (of the kind or amount) of any of the Common Units or of any Reference Property. None of the Trustee, the Registrar, the Paying Agent or Conversion Agent shall be responsible for (i) any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Units or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion and (ii) the Company’s failure to comply with this ARTICLE 12. Neither the Trustee nor the Conversion Agent shall have any duty or be obligated to provide notice of any Unit Exchange Event to the Holders or any other party.
None of the Trustee, Registrar, Paying Agent or Conversion Agent shall be responsible for calculating the Last Reported Sale Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on such Officer’s Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such agent immediately after the occurrence of any such event.
Without limiting the generality of the foregoing, none of the Trustee, Registrar, Paying Agent or Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 or Section 12.07 relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Notes after any Unit Exchange Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
The Conversion Agent (if other than the Company) shall have the same protection under this Section 12.08 as the Trustee, the Registrar and the Paying Agent.
ARTICLE 13
NO REGULAR INTEREST; SPECIAL INTEREST; defaulted interest

Section 13.01    No Regular Interest; Special Interest. The Notes shall not bear regular cash interest, and the principal amount of the Notes will not accrete. Special Interest on the Notes, if

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any, shall be payable semi-annually in arrears on May 15 and November 15 of each year (each, a “Special Interest Payment Date”), commencing on May 15, 2021, if Special Interest is then payable, until maturity or earlier conversion or repurchase. Special Interest on a Note, if any, shall be paid to the Holder of record of such Note at the Close of Business on the Special Interest Record Date immediately preceding such Special Interest Payment Date. No Special Interest will accrue on a Note for the day that the Note matures. The amount of Special Interest, if any, shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).
Section 13.02    Defaulted Interest. Any installment of Special Interest that is payable, but is not punctually paid or duly provided for on any Special Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Special Interest Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 13.02(a) or Section 13.02(b).
(a)    The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including any interest on such Defaulted Interest) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest (including any interest on such Defaulted Interest) as provided in this Section 13.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest (including any interest on such Defaulted Interest) which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor having been so mailed, such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date.
(b)    Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, if any, and upon such notice as may be required by such exchange if, after notice given by the Company to

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the Trustee of the proposed payment pursuant to this Section 13.02(b), such manner of payment shall be deemed practicable by the Trustee.
Section 13.03    Interest Rights Preserved. Subject to the foregoing provisions of this ARTICLE 13 and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Special Interest, if any, accrued and unpaid, and to accrue, which were carried by such other Note.
ARTICLE 14
MEETINGS OF HOLDERS

Section 14.01    Purpose for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.
Section 14.02    Call, Notice and Place of Meetings.
(a)    The Trustee may at any time call a meeting of Holders for any purpose specified in Section 14.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(b)    If the Trustee shall have been requested to call a meeting of the Holders by the Company or by the Holders of 33% in aggregate principal amount of the Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
(c)    Any meeting of Holders shall be valid without notice if the Holders of all outstanding Notes are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all outstanding Notes or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.
Section 14.03    Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall

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be entitled to attend any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 14.04    Quorum; Action. The Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes, shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 14.05(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 14.02(a) not less than 10 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes that shall constitute a quorum.
Except as limited by Section 12.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.
Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not present or represented at the meeting.
Section 14.05    Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.
(a)    Attendance at meetings of Holders may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of Notes with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Notes before being voted.
(b)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of such Notes and of the appointment of proxies and in regard to the

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appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.
(c)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 14.02(b), in which case the Company or the Holders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes.
(d)    At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.
(e)    Any meeting duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes; and the meeting may be held as so adjourned without further notice.
Section 14.06    Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 14.07    Action Without Meeting. In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice,

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consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 1.04.
ARTICLE 15
GUARANTEE

Section 15.01    Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that it is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this ARTICLE 15, the Guarantor hereby absolutely and unconditionally guarantees to the Trustee and each Holder that: (i) the principal of (including the Fundamental Change Purchase Price upon repurchase pursuant to ARTICLE 3), premium, if any, amounts due on conversion and Special Interest on the Notes, if any, shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon repurchase due to a Fundamental Change, upon conversion or otherwise, and interest on overdue principal and (to the extent permitted by law) interest on any overdue Special Interest, if any, on the Notes shall be punctually paid in full according to their terms and the terms of this Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”). Subject to the provisions of this ARTICLE 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on

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any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and interest, if any, on the Notes.
Section 15.02    Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.
Section 15.03    Limitation of Guarantor’s Liability; Certain Bankruptcy Events. (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute fraudulent transfers or conveyances for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this ARTICLE 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting fraudulent transfers or conveyances.
Section 15.04    Application of Certain Terms and Provisions to the Guarantor.
(a)    For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.
(b)    Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.01 hereof as if references therein to the Company were references to the Guarantor.
(c)    Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.01 hereof as if all references therein to the Company were references to the Guarantor.
Section 15.05    Releases.
(a)    The Guarantee of the Guarantor shall be released automatically:
(i)    in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in accordance with the terms of Section 6.02; or

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(ii)    in connection with any sale or other disposition of Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if following such sale or other disposition, that Guarantor is no longer a direct or indirect Subsidiary of the Company in accordance with the terms of Section 6.02; or
(iii)    upon repayment in full of the Notes; or
(iv)    upon or satisfaction and discharge of this Indenture pursuant to ARTICLE 9.
(b)    Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture the Trustee shall execute any documents reasonably requested in writing by the Guarantor or the Company in order to evidence the release of the Guarantor from its obligations under its Guarantee.
ARTICLE 16
MISCELLANEOUS

Section 16.01    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)    an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.
Section 16.02    Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 5.03 or Section 7.01(b)) provided for in this Indenture shall include:
(a)    a statement that each individual making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officer’s Certificate or Opinion of Counsel are based;
(c)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed judgment as to whether or not such covenant or condition has been complied with; and

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(d)    a statement that, in the opinion of such individual, such covenant or condition has been complied with.
Section 16.03    Calculations. The Company shall be responsible for making all calculations called for under this Indenture and under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Units and Unit Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Net Settlement Values, any accrued Special Interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.
The Company shall make these calculations in good faith and in a commercially reasonable manner, and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder.
All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a Common Unit.
The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Units or cash in lieu of fractional Common Units that may at any time be issued or delivered upon the conversion of any Note; or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure by the Company to issue, transfer or deliver any Common Units, Reference Property, or other securities or property or cash upon the surrender of any Note for the purpose of conversion as required by this Indenture.
Section 16.04    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 16.05    [Reserved].
Section 16.06    Submission to Jurisdiction. Each of the Company and the Guarantor (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture

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or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
Section 16.07    No Security Interest Created. Except as provided in Section 8.08, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 16.08    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, other than the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.13(a)(ii).
Section 16.09    Tax Withholding. By purchasing a beneficial interest in the Notes each Holder, and any individual or entity that acquires a direct or indirect interest in the Notes, will be deemed to have agreed that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner of a Note as a result of an adjustment (or in certain cases, the failure to make an adjustment) to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold such payments from payments of cash and Common Units on the Note (or, in some circumstances, from any payments on the Common Units).
(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first before written.

NEXTERA ENERGY PARTNERS, LP

By:	PHILLIP MUSSER
Name: Phillip Musser
Title: Authorized Officer

NEXTERA ENERGY OPERATING PARTNERS, LP By: NextEra Energy Operating Partners GP, LLC, its general partner

By:	PHILLIP MUSSER
Name: Phillip Musser
Title: Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	LAURENCE J. O'BRIEN
Name: Laurence J. O'Brien
Title: Vice President

[Signature Page to Indenture]

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EXHIBIT A

FORM OF NOTE

[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST TO THE ISSUER AT NEXTERA ENERGY PARTNERS, LP, 700 UNIVERSE BOULEVARD, JUNO BEACH, FLORIDA 33408, ATTENTION: TREASURER, THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NEXTERA ENERGY PARTNERS, LP OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NEXTERA ENERGY PARTNERS, LP DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO NEXTERA ENERGY PARTNERS, LP OR ANY SUBSIDIARY THEREOF; OR

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(B)    TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.
NEXTERA ENERGY PARTNERS, LP
0% Convertible Senior Note due 2025

No. [ ]	[Initially] $[ ]
CUSIP No. _____________
NEXTERA ENERGY PARTNERS, LP, a limited partnership duly organized and existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [                          ], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto] [of $[                      ]] on November 15, 2025 (the “Maturity Date”), and interest thereon as set forth below.
This Convertible Senior Note due 2025 (this “Note”) shall not bear regular cash interest, and the principal amount of the Note will not accrete. Special Interest on this Note, if any, will be payable under the circumstances set forth in the within-mentioned Indenture. Special Interest on this Note, if any, will be payable semi-annually in arrears on May 15 and November 15 of each year (each, a “Special Interest Payment Date”), commencing on May 15, 2021, if Special Interest is then payable, until the principal hereof is paid or duly provided for or until earlier conversion or repurchase. No Special Interest will accrue on a Note with respect to the day on which the Note matures. Special Interest on a Note, if any, that is payable, and punctually paid or duly provided for, on any Special Interest Payment Date shall, as provided in the Indenture referred to on the reverse of this Note (the “Indenture”), be payable to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Close of Business on the Special Interest Record Date with respect to such Special Interest Payment Date, which shall be the May 1 or November 1, respectively, immediately preceding such Special Interest Payment Date. Any such Special Interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Note on such Special Interest Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Close of Business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of the Notes not less than ten (10) days nor more than fifteen (15) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any

________________________
1 Include if a global note
2 Include if a global note.
3 Include if a physical note.
4 Include if a global note.
5 Include if a physical note.

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securities exchange on which the Notes may be listed, if any, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of the Fundamental Change Purchase Price, cash due upon conversion, if any, and principal and Special Interest, if any, that are not made when due shall not accrue interest unless Special Interest was payable on the required payment date, in which case such payments shall accrue interest per annum at the then-applicable Special Interest rate from, and including, the relevant payment date to, but excluding, the date on which such amounts shall have been paid by the Company.
Payment of the principal of (and premium, if any) and Special Interest, if any, on the Notes will be made, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated by the Company for that purpose. Initially, the main Corporate Trust Office of The Bank of New York Mellon, as Paying Agent, in New York City, the State of New York will serve as such office. However, at the option of the Company, any Special Interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Register or by a wire transfer to an account designated by the Person entitled thereto.
The Company shall pay, or cause the Paying Agent to pay, the principal of and interest, if any, on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, in its capacity as the registered Holder of such Note.
The amount of interest, if any, payable on this Note will be computed on the basis of a 360 day year consisting of twelve 30 day months (and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed during such period using 30 day calendar months).
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into an amount of cash or, at the Company’s election, a combination of cash and Common Units determined in accordance with and on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall be construed in accordance with and governed by the laws of the State of New York.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile (which may be electronic) by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NEXTERA ENERGY PARTNERS, LP

By:	***FORM***
Name:
Title:

[FORM OF CERTIFICATE OF AUTHENTICATION]
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
THE BANK OF NEW YORK MELLON,

as Trustee, certifies that this is one of the Notes
described in the within-named Indenture.

By:	***FORM***
Authorized Signatory

[Signature Page to Note]

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[FORM OF REVERSE OF NOTE]
NEXTERA ENERGY PARTNERS, LP
This Note is one of a duly authorized issue of the Notes of the Company, designated as its 0% Convertible Senior Notes due 2025 (the “Notes”), initially limited to the aggregate principal amount of Six Hundred Million Dollars ($600,000,000), issued under and pursuant to an Indenture dated as of December 3, 2020 (the “Indenture”), between the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
The Note is absolutely and unconditionally guaranteed by NextEra Energy Operating Partners, LP, as guarantor, pursuant to and according to the terms of the Guarantee included in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.
If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and Special Interest, if any, accrued on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the rights and obligations of the Guarantor and the rights of the Holders of the Notes at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Notes shall bind all current and future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of

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such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or any Special Interest hereon (including the Fundamental Change Purchase Price, if applicable) or the delivery of the consideration due upon conversion of such Note on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid Special Interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, and a Holder may be required, among other things, to furnish appropriate endorsements and transfer documents.
The Trustee (or, if applicable, such other entity appointed as Registrar in accordance with the terms of the Indenture) need not transfer or exchange any Notes surrendered for conversion or in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be converted or purchased in part, the portion of the Note not to be converted or purchased).
The Notes are not subject to redemption through the operation of any sinking fund, defeasance or otherwise.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into an amount of cash or, at the Company’s election, a combination of cash and Common Units determined in

A-7
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accordance with the Indenture, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of December 3, 2020, between the Company and the Initial Purchaser named therein (the “Registration Rights Agreement”).
Terms used in this Note and defined in the Indenture are used herein as therein defined.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.
******

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

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SCHEDULE A1
SCHEDULE OF EXCHANGES OF NOTES
NEXTERA ENERGY PARTNERS, LP
0% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is [ ] ($[ ]).
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee or Custodian

1 Include if a global note.
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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]
To: NextEra Energy Partners, LP
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and Common Units (if any), in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any Common Units issuable and deliverable upon conversion, together with any cash in lieu of any fractional Common Units, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any Common Units or any portion of this Note not converted is to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture. Any amount required to be paid to the undersigned on account of Special Interest accompanies this Note.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Units are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of Common Units if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address	Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: NextEra Energy Partners, LP
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NextEra Energy Partners, LP (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article 3 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid Special Interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF TRANSFER CERTIFICATE]
0% Convertible Senior Notes due 2025
Transfer Certificate
For value received                                      hereby sell(s), assign(s) and transfer(s) unto                                               (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:
To NextEra Energy Partners, LP or a subsidiary thereof; or

To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended.

NOTICE: Additional information may be required as provided in the Indenture and the Note.

010-9129-6423/7/AMERICAS

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Units are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT B

RESTRICTED UNITS LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:
(A)    TO NEXTERA ENERGY PARTNERS, LP (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; OR
(B)     PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR
(C)     TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)    UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).
WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO ANY TRANSFER OF THE SECURITY, YOU WILL FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1
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